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                                                                    Exhibit 99.1

AMEX: HRT
FOR IMMEDIATE RELEASE                                    Contact: David Garrison
Website:  http://www.arthrt.com                                   (978) 345-5000
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December 23, 2002

                         ARRHYTHMIA RESEARCH TECHNOLOGY
                         EXPANDS STOCK BUY BACK PROGRAM

Fitchburg, MA

Arrhythmia Research Technology, Inc. (the "Company") announced that its Board of Directors has authorized the repurchase of up to $600,000 of the Company's common stock from time to time at management's discretion.

Any repurchases will be made using the Company's existing cash resources. The Company's management based on its evaluation of market conditions and other factors will determine the timing and amount of any shares repurchased. The repurchase program may be suspended or discontinued at any time.

As of November 30, 2002, The Company had 2,748,413 shares of common stock outstanding.

Safe Harbor Statements

Forward-looking statements made herein are based on current expectations of the Company that involve a number of risks and uncertainties and should not be considered as guarantees of future performance. These statements are made under the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements may be identified by the use of words such as "expect," "anticipate," "believe," "intend," "plans," "predict," or "will." The factors that could cause a change in the actual results of the program are market acceptance, risks, and / or the financial resources of the Company.